UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 24, 2013
Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Through December 24, 2013, the holders of Level 3 Communications, Inc.’s 6.5% Convertible Senior Notes due 2016 (the “Notes”) converted approximately $200,335,000 aggregate principal amount into 10,814,264 shares of Level 3 common stock, par value $.01 per share pursuant to the terms of the Third Supplemental Indenture, dated as of September 20, 2010, among Level 3 Communications, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, governing the Notes. No accrued and unpaid interest was payable upon conversion of the Notes.
On December 26, 2013, the remaining $915,000 aggregate principal amount of the Notes was redeemed at a price equal to 100 percent of the principal amount plus accrued but unpaid interest up to but excluding December 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                Level 3 Communications, Inc.

                By: /s/ Neil J. Eckstein
                Neil J. Eckstein, Senior Vice President

Date: December 30, 2013

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